UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2020

Commission file number 001-38265

nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1391970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

        The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom
(Address of principal executive offices)

Registrant's telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2020 annual general meeting of the shareholders of nVent Electric plc (the “Company”) held on May 15, 2020, the shareholders of the Company approved an amendment to the nVent Electric plc 2018 Omnibus Incentive Plan (the “Plan”). The amendment to the Plan (i) increased the authorized number of ordinary shares available for grant under the Plan by 12,000,000, (ii) added an annual per participant limit of $750,000 on the value of awards that may be granted under the Plan (together with any other compensation paid) to any non-employee director, and (iii) added a minimum vesting period of one year from the date of grant on awards that may be settled in shares, subject to an exception for awards relating to up to 5% of the total share reserve.

The Plan authorizes the grant to the Company’s eligible employees (including the Company’s named executive officers), directors and consultants of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock rights, performance shares, performance units, annual incentive awards, dividend equivalent units and other awards based on shares. The Company cannot currently determine the benefits, if any, to be paid under the Plan in the future to the officers of the Company, including the Company’s named executive officers.

The Plan is described in detail in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on March 31, 2020. The description of the Plan set forth above is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
ITEM 5.07   Submission of Matters to a Vote of Security Holders.
nVent Electric plc (the "Company") held its 2020 annual general meeting of shareholders on May 15, 2020. There were 170,029,220 ordinary shares issued and outstanding at the close of business on March 20, 2020 and entitled to vote at the annual general meeting. A total of 155,723,250 ordinary shares (91.59%) were represented at the annual general meeting.
The items voted upon at the annual general meeting and the results of the vote on each proposal were as follows:
Proposal 1. — Re-Elect Director Nominees
To re-elect nine director nominees for one-year terms expiring on completion of the 2021 annual general meeting of shareholders. Each nominee for director was elected by a vote of the shareholders as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jerry W. Burris	145,877,949	516,411	91,406	9,237,484
Susan M. Cameron	146,106,142	222,541	157,083	9,237,484
Michael L. Ducker	146,237,738	156,962	91,066	9,237,484
Randall J. Hogan	145,890,157	507,664	87,945	9,237,484
Ronald L. Merriman	146,063,216	328,660	93,890	9,237,484
Nicola Palmer	146,008,076	315,798	161,892	9,237,484
Herbert K. Parker	145,685,290	696,175	104,301	9,237,484
Beth Wozniak	146,198,542	195,702	91,522	9,237,484
Jacqueline Wright	145,990,428	406,168	89,170	9,237,484

As previously reported, Brian M. Baldwin provided notice that he resigned from the Board of Directors of the Company effective as of May 1, 2020 and would not stand for reelection at the Company’s 2020 annual general meeting and therefore votes relating to his election were disregarded.

Proposal 2. — Approve, by Non-Binding Advisory Vote, the Compensation of the Named Executive Officers
To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved, by non-binding advisory vote, by shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
141,486,482	4,730,826	268,458	9,237,484

Proposal 3. — Approve an Amendment to the nVent Electric plc 2018 Omnibus Incentive Plan
To approve an amendment to the nVent Electric plc 2018 Omnibus Incentive Plan. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
126,052,633	20,231,998	201,135	9,237,484
Proposal 4. — Ratify, by Non-Binding Advisory Vote, the Appointment of Deloitte & Touche LLP as the Independent Auditor of nVent Electric plc and to Authorize, by Binding Vote, the Audit and Finance Committee of the Board of Directors to Set the Auditor’s Remuneration
To ratify, by non-binding advisory vote, the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ending December 31, 2020 and to authorize, by binding vote, the Audit and Finance Committee of the Board of Directors to set the independent auditor’s remuneration. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
155,210,029	387,912	125,309
Proposal 5. — Authorize the Price Range at Which nVent Electric plc Can Re-allot Shares It Holds as Treasury Shares Under Irish Law
To authorize the price range at which the Company can re-allot shares it holds as treasury shares under Irish law. The proposal was approved by a vote of the shareholders as follows:

Votes For	Votes Against	Abstentions
154,255,130	970,373	497,747

ITEM 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired
Not applicable.

(b)  Pro Forma Financial Information
Not applicable.

(c) Shell Company Transactions
Not applicable

(d) Exhibits
EXHIBIT INDEX

Exhibit	Description
10.1	nVent Electric plc 2018 Omnibus Incentive Plan (Incorporated by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 31, 2020 (File No. 001-38265))
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 18, 2020.

nVent Electric plc
Registrant

By	/s/ Jon D. Lammers
Jon D. Lammers
Executive Vice President, General Counsel and Secretary